UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

GENOCEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

 (Registrant’s telephone number, including area code):  (617) 876-8191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, as recommended by the Compensation Committee of the Board of Directors of Genocea Biosciences, Inc. (the “Company”), the Board of Directors of the Company approved the grant of 14,397 options to Jessica Flechtner, Vice President of Research, pursuant to the Company’s 2014 Equity Incentive Plan. The stock options were granted as of close of business on February 20, 2014, with an exercise price equal to the closing market price of the Company’s common stock on the NASDAQ Select Market on that date.

On February 20, 2014, as recommended by the Compensation Committee of the Board of Directors of the Company, the Board of Directors of the Company approved named executive officer cash bonuses for 2013 pursuant to the Company’s Cash Bonus Program. The cash bonuses for each named executive officer are set forth below:

Name	Title	Bonus
Chip Clark	President and Chief Executive Officer	$107,320
Seth Hetherington	Chief Medical Officer	$88,989
Jessica Flechtner	Vice President of Research	$54,087

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ WILLIAM CLARK
William Clark President and Chief Executive Officer

Date: February 25, 2014